UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2018

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective July 26, 2018, the Heartland Financial USA, Inc. (“Heartland”) Board of Directors appointed Susan G. Murphy as a Class I director. Ms. Murphy will serve as a Class I director until Heartland’s annual meeting of stockholders in 2021.

Ms. Murphy, age 62, is a Principal at The Grace Alliance, LLC in Denver, Colorado, which assists individuals and families in developing and maintaining financial strategies for the future. She has worked extensively in the Denver community, and has served on boards of civic and non-profit organizations and their finance and audit committees, including the Denver Hospice and Arrupe Jesuit High School. She is a Trustee of the Colorado Public Employee Retirement System. Ms. Murphy also serves on the Board of Directors of Citywide Banks in Denver, Heartland’s largest subsidiary bank. She is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. Ms. Murphy graduated from the University of Notre Dame.

Ms. Murphy will be an independent director of Heartland, and is expected to serve on Heartland’s Compensation and Nominating Committee, and Audit and Corporate Governance Committee.

There are no family relationships between Ms. Murphy and any director or executive officer of Heartland, nor are there any transactions between Ms. Murphy or any member of her immediate family and Heartland that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Ms. Murphy was not selected because of any arrangement or understanding between Heartland and any other person, and was not provided any compensation in connection with her appointment as a director.

Ms. Murphy will be entitled to standard compensation as a director of Heartland. She will receive an annual grant of restricted stock units in an amount determined by the Compensation and Nominating Committee. She will also receive an annual retainer of $25,000, which she may elect to receive in the form of cash or in restricted stock units. In addition, she will receive $1,000 for each meeting of the Compensation and Nominating Committee and Audit and Corporate Governance Committee she attends.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1 Press Release dated July 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2018	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President and CFO